Exhibit 10.4

INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT dated as of December 12, 2023 (this “Agreement”), is among THE BANK OF NEW YORK MELLON, a New York banking corporation, with an office at 240 Greenwich Street, Floor 7 East, New York, New York 10286 (as Trustee under the 2014 Indenture referred to below, the “2014 Bond Trustee”), CONSUMERS 2014 SECURITIZATION FUNDING LLC, a Delaware limited liability company with an office at One Energy Plaza, Jackson, Michigan 49201 (the “2014 Bond Issuer”), THE BANK OF NEW YORK MELLON, a New York banking corporation, with an office at 240 Greenwich Street, Floor 7 East, New York, New York 10286 (as Trustee under the 2023 Indenture referred to below, the “2023 Bond Trustee”), CONSUMERS 2023 SECURITIZATION FUNDING LLC, a Delaware limited liability company with an office at One Energy Plaza, Jackson, Michigan 49201 (the “2023 Bond Issuer”), and CONSUMERS ENERGY COMPANY, a Michigan corporation with an office at One Energy Plaza, Jackson, Michigan 49201 (in its individual capacity, “Consumers”).

WHEREAS, pursuant to the Securitization Property Purchase and Sale Agreement, dated as of July 22, 2014, between Consumers and the 2014 Bond Issuer (the “2014 Sale Agreement”), Consumers has sold all of its 2014 Securitization Property (which includes the 2014 Securitization Charge) to the 2014 Bond Issuer, and pursuant to the Securitization Property Servicing Agreement, dated as of July 22, 2014, between Consumers and the 2014 Bond Issuer attached as Exhibit B hereto (the “2014 Servicing Agreement”), Consumers has agreed to service the 2014 Securitization Property on behalf of the 2014 Bond Issuer; and

WHEREAS, pursuant to the terms of the Indenture, dated as of July 22, 2014, between the 2014 Bond Issuer and the 2014 Bond Trustee, as supplemented by one or more series supplements (collectively, the “2014 Indenture”), the 2014 Bond Issuer, among other things, has granted to the 2014 Bond Trustee a security interest in the 2014 Securitization Property and certain of its other assets to secure, among other things, the securitization bonds issued pursuant to the 2014 Indenture (the “2014 Securitization Bonds”); and

WHEREAS, pursuant to the 2014 Servicing Agreement, Consumers’ obligations as the servicer (in such capacity, including any successors and assigns, the “2014 Bond Servicer”) under the 2014 Servicing Agreement on behalf of the 2014 Bond Issuer include the collection of the 2014 Securitization Charge; and

WHEREAS, pursuant to the Securitization Property Purchase and Sale Agreement, dated as of December 12, 2023, between Consumers and the 2023 Bond Issuer (the “2023 Sale Agreement”), Consumers has sold all of its 2023 Securitization Property (which includes the 2023 Securitization Charge) to the 2023 Bond Issuer, and pursuant to the Securitization Property Servicing Agreement, dated as of December 12, 2023, between Consumers and the 2023 Bond Issuer attached as Exhibit C hereto (the “2023 Servicing Agreement”), Consumers has agreed to service the 2023 Securitization Property on behalf of the 2023 Bond Issuer; and

WHEREAS, pursuant to the terms of the Indenture, dated as of December 12, 2023, between the 2023 Bond Issuer and the 2023 Bond Trustee, as supplemented by one or more series supplements (collectively, the “2023 Indenture”), the 2023 Bond Issuer, among other things, has granted to the 2023 Bond Trustee a security interest in the 2023 Securitization Property and certain of its other assets to secure, among other things, the securitization bonds issued pursuant to the 2023 Indenture (the “2023 Securitization Bonds”); and

WHEREAS, pursuant to the 2023 Servicing Agreement, Consumers’ obligations as the servicer (in such capacity, including any successors and assigns, the “2023 Bond Servicer”) under the 2023 Servicing Agreement on behalf of the 2023 Bond Issuer include the collection of the 2023 Securitization Charge; and

WHEREAS, 2014 Securitization Charge Collections and 2023 Securitization Charge Collections and related bank accounts in which the same may be deposited are the subject of the 2014 Sale Agreement, the 2014 Indenture, the 2014 Servicing Agreement, the 2023 Sale Agreement, the 2023 Indenture and the 2023 Servicing Agreement; and

WHEREAS, the parties hereto wish to agree upon their respective rights relating to such 2014 Securitization Charge Collections, 2023 Securitization Charge Collections and any bank accounts into which the same may be deposited, as well as other matters of common interest to them that arise under or result from the co-existence of the 2014 Sale Agreement, the 2014 Indenture, the 2014 Servicing Agreement, the 2023 Sale Agreement, the 2023 Indenture and the 2023 Servicing Agreement; and

WHEREAS, defined terms not otherwise defined herein have the respective meanings set forth in Exhibit A hereto;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

1.             General. The 2023 Bond Trustee and the 2023 Bond Issuer hereby acknowledge the ownership interest of the 2014 Bond Issuer in the 2014 Transferred Securitization Property, including revenues, collections, payments, money and proceeds arising therefrom (the “2014 Bond Issuer Assets”) and the security interest in favor of the 2014 Bond Trustee in such assets (the “2014 Bond Trustee Collateral”). The 2014 Bond Trustee and the 2014 Bond Issuer hereby acknowledge the ownership interest of the 2023 Bond Issuer in the 2023 Transferred Securitization Property, including revenues, collections, payments, money and proceeds arising therefrom (the “2023 Bond Issuer Assets”) and the security interest in favor of the 2023 Bond Trustee in such assets (the “2023 Bond Trustee Collateral”). The 2023 Bond Trustee and the 2023 Bond Issuer further acknowledge that, notwithstanding anything in the 2023 Indenture or the 2023 Sale Agreement to the contrary, none of them has any interest in the 2014 Bond Issuer Assets or the 2014 Bond Trustee Collateral. The 2014 Bond Trustee and the 2014 Bond Issuer further acknowledge that, notwithstanding anything in the 2014 Indenture or the 2014 Sale Agreement to the contrary, none of them has any interest in the 2023 Bond Issuer Assets or the 2023 Bond Trustee Collateral. Each of the parties hereto agrees that the determination of the assets that constitute 2014 Securitization Charge Collections in respect of the 2014 Transferred Securitization Property shall be made in accordance with the calculation methodology set forth in Exhibit A to the 2014 Servicing Agreement. Each of the parties hereto agrees that the determination of the assets that constitute 2023 Securitization Charge Collections in respect of the 2023 Transferred Securitization Property shall be made in accordance with the calculation methodology set forth in Exhibit A to the 2023 Servicing Agreement. It is understood and agreed that neither such Exhibit A to the 2014 Servicing Agreement nor such Exhibit A to the 2023 Servicing Agreement will be amended or modified without the prior written consent of each of the parties hereto.

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2.             Collections.

(a)             Each of the parties hereto acknowledges that 2014 Securitization Charge Collections and 2023 Securitization Charge Collections will be deposited into any of:

(i)             account nos. 11310, 1242263, 826202165 and 826202157 at JPMorgan Chase Bank, N.A.;

(ii)            account nos. 7166888169, 7164496916 and 7166887732 at Fifth Third Bank; or

(iii)           account no. 1076119914 at Comerica Bank

(each, together with any additional or replacement account agreed to in writing by the 2014 Bond Trustee subject to the 2014 Rating Agency Condition (as defined below) and the 2023 Bond Trustee subject to the 2023 Rating Agency Condition (as defined below), an “Account” and, collectively, the “Accounts”) held by Consumers. For the avoidance of doubt, the removal of an Account no longer used for deposits of 2014 Securitization Charge Collections or 2023 Securitization Charge Collections where one or more other Accounts continue to be used for deposits of 2014 Securitization Charge Collections or 2023 Securitization Charge Collections shall not require any such agreement by, in case of any removal of an Account with respect to which any 2023 Securitization Charge Collections are deposited, the 2014 Bond Trustee or, in the case of any removal of an Account with respect to which any 2014 Securitization Charge Collections are deposited, the 2023 Bond Trustee, but the 2014 Bond Trustee and the 2023 Bond Trustee shall be informed in writing by Consumers of any such removal of an Account. Consumers in its respective capacities as 2014 Bond Servicer and as 2023 Bond Servicer, and on behalf of its successors and assigns in such capacities, agrees that it will (A) allocate amounts in the Accounts on a daily basis among 2014 Securitization Charge Collections and 2023 Securitization Charge Collections in accordance with the calculation methodology set forth in Exhibit A to the 2014 Servicing Agreement and Exhibit A to the 2023 Servicing Agreement and (B) thereafter (x) apply 2014 Securitization Charge Collections in accordance with the 2014 Servicing Agreement and (y) apply 2023 Securitization Charge Collections in accordance with the 2023 Servicing Agreement. Each of the parties hereto shall have the right to require an accounting from time to time of collections, allocations and remittances by Consumers in its capacity as collection agent relating to the Accounts.

(b)             The 2023 Bond Trustee and the 2023 Bond Issuer waive any interest in deposits to the Accounts to the extent that they are properly allocable to 2014 Securitization Charge Collections, and the 2014 Bond Trustee and the 2014 Bond Issuer waive any interest in deposits to the Accounts to the extent that they are properly allocable to 2023 Securitization Charge Collections. Each of the parties hereto acknowledges the respective ownership and security interests of the others in the deposits to the Accounts to the extent of their respective interests as described in this Agreement.

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3.             Property Rights.

(a)             The 2023 Bond Issuer and the 2023 Bond Trustee hereby acknowledge that, notwithstanding anything in the 2023 Sale Agreement or the 2023 Indenture to the contrary, all 2014 Securitization Charge Collections are property of the 2014 Bond Issuer pledged to the 2014 Bond Trustee, subject to the terms of the 2014 Indenture, the 2014 Sale Agreement and the 2014 Servicing Agreement. The 2014 Bond Issuer and the 2014 Bond Trustee hereby acknowledge that, notwithstanding anything in the 2014 Sale Agreement or the 2014 Indenture to the contrary, all 2023 Securitization Charge Collections are property of the 2023 Bond Issuer pledged to the 2023 Bond Trustee, subject to the terms of the 2023 Indenture, the 2023 Sale Agreement and the 2023 Servicing Agreement.

(b)             Each of the 2023 Bond Issuer and the 2023 Bond Trustee hereby releases all liens and security interests of any kind whatsoever that the 2023 Bond Issuer or the 2023 Bond Trustee (or any trustee or agent acting on its behalf) may hold in the 2014 Transferred Securitization Property.

(c)             Each of the 2014 Bond Issuer and the 2014 Bond Trustee hereby releases all liens and security interests of any kind whatsoever that the 2014 Bond Issuer or the 2014 Bond Trustee (or any trustee or agent acting on its behalf) may hold in the 2023 Transferred Securitization Property.

4.             Applicability. The acknowledgments contained in Section 1, Section 2 and Section 3 of this Agreement are applicable irrespective of the time or order of attachment or perfection of security or ownership interests or the time or order of filing or recording of financing statements or mortgages.

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5.             Recognition.

(a)             Subject to the remaining provisions of this Section 5(a), the 2023 Bond Issuer and the 2023 Bond Trustee recognize the existence of rights in favor of the 2014 Bond Trustee under the 2014 Indenture to replace Consumers as 2014 Bond Servicer under the 2014 Servicing Agreement, and the 2014 Bond Issuer and the 2014 Bond Trustee recognize the existence of rights in favor of the 2023 Bond Trustee under the 2023 Indenture to replace Consumers as 2023 Bond Servicer under the 2023 Servicing Agreement. If the 2014 Bond Trustee is entitled to and desires to exercise its right to replace Consumers or its successor as 2014 Bond Servicer under the 2014 Servicing Agreement or if the 2023 Bond Trustee is entitled to and desires to exercise its right to replace Consumers or its successor as 2023 Bond Servicer under the 2023 Servicing Agreement, the party desiring to exercise such right shall give written notice to the other parties (the “Servicer Notice”) and shall consult with the other parties with respect to the person or entity that would replace Consumers or its successor in such capacities. Any successor in such capacities shall be agreed to by each of the 2014 Bond Trustee and the 2023 Bond Trustee within ten Business Days of the date of the Servicer Notice and shall be subject to the 2014 Rating Agency Condition and the 2023 Rating Agency Condition. In recognition of the fact that the rights and duties of the 2014 Bond Servicer under the 2014 Servicing Agreement and of the 2023 Bond Servicer under the 2023 Servicing Agreement overlap in certain circumstances, the parties agree that, except as provided in Section 5(b) of this Agreement, the 2014 Bond Servicer and the 2023 Bond Servicer shall be the same person or entity. The person or entity named as replacement 2014 Bond Servicer and replacement 2023 Bond Servicer in accordance with this Section 5(a) is referred to herein as the “Replacement Servicer”. In the event that the 2014 Bond Trustee and the 2023 Bond Trustee cannot agree on a Replacement Servicer, any of such parties may petition a court of competent jurisdiction for appointment of a Replacement Servicer and, absent such agreement on a Replacement Servicer, the parties shall accept the Replacement Servicer appointed through such judicial action. In furtherance of the foregoing entitlements, the parties hereto agree to cooperate with each other and make available to each other or any Replacement Servicer any and all records and other data relevant to the 2014 Securitization Charge Collections and the 2023 Securitization Charge Collections, and to the Accounts that they may have in their possession or may from time to time receive from Consumers, the 2014 Bond Servicer and the 2023 Bond Servicer, including, without limitation, any and all computer programs, data files, documents, instruments, files and records and any receptacles and cabinets containing the same. Consumers hereby consents to the release of information regarding Consumers in connection with the foregoing.

(b)             In the event that the 2014 Bond Trustee is entitled to and desires to exercise its rights to take control of 2014 Securitization Charge Collections or the 2023 Bond Trustee is entitled to and desires to exercise its rights to take control of 2023 Securitization Charge Collections, then the parties hereto agree that such financial institution as is selected by the 2014 Bond Trustee and the 2023 Bond Trustee subject to satisfaction of the 2014 Rating Agency Condition and the 2023 Rating Agency Condition (the “Designated Account Holder”) shall (i) use commercially reasonable efforts to take control of the Accounts, (ii) cooperate with the 2014 Bond Trustee and the 2023 Bond Trustee and provide to the 2014 Bond Trustee and the 2023 Bond Trustee any necessary information in the Designated Account Holder’s possession in connection with the delivery by the 2014 Bond Trustee and the 2023 Bond Trustee to the obligors under the 2014 Securitization Charges and the 2023 Securitization Charges of a notification to the effect that the 2014 Securitization Charge Collections are owned by the 2014 Bond Issuer and have been pledged to the 2014 Bond Trustee and that the 2023 Securitization Charge Collections are owned by the 2023 Bond Issuer and have been pledged to the 2023 Bond Trustee, (iii) allocate 2014 Securitization Charge Collections and 2023 Securitization Charge Collections in accordance with Section 2(a) of this Agreement in accordance with the calculation methodology set forth in Exhibit A to the 2014 Servicing Agreement and Exhibit A to the 2023 Servicing Agreement on the basis of billing information provided to the Designated Account Holder by Consumers or the Replacement Servicer, as applicable; provided, that if Consumers or the Replacement Servicer, as applicable, fails to provide such billing information for any billing month, the Designated Account Holder shall make such allocation on the basis of the billing information for the last month for which such information was provided, (iv) remit 2014 Securitization Charge Collections in accordance with the instructions of the 2014 Bond Servicer and remit 2023 Securitization Charge Collections in accordance with the instructions of the 2023 Bond Servicer, and (v) maintain records as to the amounts deposited into the Accounts, the amounts remitted therefrom and the application and allocation of such amounts as provided in Section 5(b)(iii) and Section 5(b)(iv) of this Agreement; provided, that the Designated Account Holder shall not be required to take any action at the request of the 2014 Bond Trustee or the 2023 Bond Trustee unless the Designated Account Holder has been assured to its satisfaction that it will be indemnified by Consumers against any and all liability and expense that it may incur in taking or continuing to take such action. The fees and expenses of the Designated Account Holder shall be payable from amounts deposited into the Accounts on a pro rata basis as among 2014 Securitization Charge Collections and 2023 Securitization Charge Collections; provided, that the portion of those fees and expenses allocable to 2014 Securitization Charge Collections shall be payable by the 2014 Bond Servicer from the servicer fees provided for in the 2014 Servicing Agreement and the portion of those fees and expenses allocable to 2023 Securitization Charge Collections shall be payable by the 2023 Bond Servicer from the servicer fees provided for in the 2023 Servicing Agreement. The 2014 Bond Trustee, the 2014 Bond Issuer, the 2023 Bond Trustee and the 2023 Bond Issuer shall each have the right to require an accounting from time to time (but not more frequently than monthly) of collections, allocations and remittances by the Designated Account Holder.

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(c)             Subject to the provisions of this Section 5, the parties hereto recognize the existence of rights in favor of the 2014 Bond Trustee under the 2014 Indenture to assume control of 2014 Securitization Charge Collections as provided in the 2014 Indenture, the 2014 Servicing Agreement, the Michigan Customer Choice and Electricity Reliability Act, 2000 PA 141 and 2000 PA 142, and the financing order issued to Consumers by the Michigan Public Service Commission on December 6, 2013, as amended (whether by means of court ordered sequestration or otherwise), and of the 2023 Bond Trustee under the 2023 Indenture to assume control of 2023 Securitization Charge Collections as provided in the 2023 Indenture, the 2023 Servicing Agreement, the Michigan Customer Choice and Electricity Reliability Act, 2000 PA 141 and 2000 PA 142, and the financing order issued to Consumers by the Michigan Public Service Commission on December 17, 2020, as amended (whether by means of court ordered sequestration or otherwise). Notwithstanding the foregoing, in no event may the 2014 Bond Trustee take any action with respect to the 2014 Securitization Charge Collections in a manner that would result in the 2014 Bond Trustee obtaining possession of, or any control over, 2023 Securitization Charge Collections. In the event that the 2014 Bond Trustee obtains possession of any 2023 Securitization Charge Collections, the 2014 Bond Trustee shall notify the 2023 Bond Trustee of such fact, shall hold them in trust and shall promptly deliver them to the 2023 Bond Trustee upon request. Notwithstanding the foregoing, in no event may the 2023 Bond Trustee take any action with respect to the 2023 Securitization Charge Collections in a manner that would result in the 2023 Bond Trustee obtaining possession of, or any control over, 2014 Securitization Charge Collections. In the event that the 2023 Bond Trustee obtains possession of any 2014 Securitization Charge Collections, the 2023 Bond Trustee shall notify the 2014 Bond Trustee of such fact, shall hold them in trust and shall promptly deliver them to the 2014 Bond Trustee upon request.

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(d)             Anything in this Agreement to the contrary notwithstanding, any action taken by the 2014 Bond Trustee or the 2023 Bond Trustee pursuant to Section 5(a) of this Agreement shall be subject to the 2014 Rating Agency Condition, the 2023 Rating Agency Condition and the consent, if required by law, regulation or regulatory order, of the Michigan Public Service Commission. For the purposes of this Agreement, the “2014 Rating Agency Condition” means, with respect to any action, at least ten business days’ prior written notification to each rating agency of such action, and written confirmation from each of S&P and Moody’s to the 2014 Bond Servicer, the 2014 Bond Trustee and the 2014 Bond Issuer that such action will not result in a suspension, reduction or withdrawal of the then current rating by such rating agency of any tranche of the 2014 Securitization Bonds issued by the 2014 Bond Issuer; provided, that, if within such ten business day period, any rating agency (other than S&P) has neither replied to such notification nor responded in a manner that indicates that such rating agency is reviewing and considering the notification, then (i) the 2014 Bond Issuer shall be required to confirm that such rating agency has received the 2014 Rating Agency Condition request, and if it has, promptly request the related 2014 Rating Agency Condition confirmation and (ii) if the rating agency neither replies to such notification nor responds in a manner that indicates it is reviewing and considering the notification within five business days following such second request, the applicable 2014 Rating Agency Condition requirement shall not be deemed to apply to such rating agency; and, for the purposes of this definition, any confirmation, request, acknowledgment or approval that is required to be in writing may be in the form of electronic mail or a press release (which may contain a general waiver of a rating agency’s right to review or consent). For the purposes of this Agreement, the “2023 Rating Agency Condition” means, with respect to any action, at least ten business days’ prior written notification to each rating agency of such action, and written confirmation from each of S&P and Moody’s to the 2023 Bond Trustee and the 2023 Bond Issuer that such action will not result in a suspension, reduction or withdrawal of the then current rating by such rating agency of any tranche of the 2023 Securitization Bonds issued by the 2023 Bond Issuer; provided, that, if within such ten business day period, any rating agency (other than S&P) has neither replied to such notification nor responded in a manner that indicates that such rating agency is reviewing and considering the notification, then (i) the 2023 Bond Issuer shall be required to confirm that such rating agency has received the 2023 Rating Agency Condition request, and if it has, promptly request the related 2023 Rating Agency Condition confirmation and (ii) if the rating agency neither replies to such notification nor responds in a manner that indicates it is reviewing and considering the notification within five business days following such second request, the applicable 2023 Rating Agency Condition requirement shall not be deemed to apply to such rating agency; and, for the purposes of this definition, any confirmation, request, acknowledgment or approval that is required to be in writing may be in the form of electronic mail or a press release (which may contain a general waiver of a rating agency’s right to review or consent). The parties hereto acknowledge and agree that the approval or the consent of the rating agencies that is required in order to satisfy the 2014 Rating Agency Condition or the 2023 Rating Agency Condition is not subject to any standard of commercial reasonableness, and the parties are bound to satisfy this condition whether or not the rating agencies are unreasonable or arbitrary.

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6.             No Obligations.

(a)             Notwithstanding anything herein to the contrary, none of the 2014 Bond Trustee, the 2014 Bond Issuer, the 2023 Bond Trustee or the 2023 Bond Issuer shall be required to take any action that exposes it to personal liability or that is contrary to the 2014 Indenture, the 2014 Servicing Agreement, the 2023 Indenture, the 2023 Servicing Agreement or applicable law.

(b)             None of the 2014 Bond Trustee, the 2014 Bond Issuer, the 2023 Bond Trustee or the 2023 Bond Issuer or any of their respective directors, officers, managers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence, bad faith or willful misconduct. Without limiting the foregoing, each of the 2014 Bond Trustee, the 2014 Bond Issuer, the 2023 Bond Trustee and the 2023 Bond Issuer: (i) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any party and shall not be responsible to any party for any statements, warranties or representations made by any other party in connection with this Agreement or any other agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other agreement on the part of any other party; and (iv) shall incur no liability under or in respect of this Agreement by acting upon any writing (which may be by facsimile or email) believed by it in good faith to be genuine and signed or sent by the proper party or parties.

7.             Cooperation. The 2014 Bond Trustee, the 2023 Bond Trustee and Consumers agree to cooperate with each other and to make available to each other or any Replacement Servicer any and all records and other data relevant to the 2014 Bond Issuer Assets and the 2023 Bond Issuer Assets that it may from time to time receive from Consumers (or its successor), including, without limitation, any and all computer programs, data files, documents, instruments, files and records and any receptacles and cabinets containing the same.

8.             No Joint Venture. Nothing herein contained shall be deemed as effecting a joint venture among Consumers, the 2014 Bond Issuer, the 2014 Bond Trustee, the 2023 Bond Issuer and the 2023 Bond Trustee.

9.             Termination. This Agreement shall terminate upon such time that either of the following has occurred: (a) the payment in full of the securitization bonds issued under the 2014 Indenture; or (b) the payment in full of the securitization bonds issued under the 2023 Indenture, except that the understandings and acknowledgments contained in Section 1, Section 2, Section 3, Section 4, Section 6 and Section 14 of this Agreement shall survive the termination of this Agreement (except that the last sentence of Section 1 of this Agreement shall not survive a termination of this Agreement).

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10.           Governing Law.

(a)             This Agreement shall be governed and construed in accordance with the internal laws (including, without limitation, Section 5-1401 of the General Obligations Law of the State of New York, but otherwise without regard to the law of conflicts) of the State of New York.

(b)             In connection with any suit, claim, action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby, each party hereto hereby consents to the in personam jurisdiction of any court of the State of New York or any U.S. federal court located in the Borough of Manhattan in the City of New York, State of New York. Each party hereto agrees that service by registered mail, or any other form equivalent thereto (or, in the alternative, by any other means sufficient under applicable law, rules and regulations), at the addresses set forth in Section 17 of this Agreement shall be valid and sufficient for all purposes. Each party hereto agrees to, and irrevocably waives any objection based on forum non conveniens or venue not to, appear in such state or U.S. federal court located in the Borough of Manhattan. Each of Consumers, the 2014 Bond Issuer and the 2023 Bond Issuer irrevocably designates CT Corporation System, 28 Liberty Street, 42nd Floor, New York, NY 10005, as its agent and attorney-in-fact for the acceptance of service of process and making an appearance on its behalf in any such action or proceeding and taking all such acts as may be necessary or appropriate in order to confer jurisdiction over it by such state or U.S. federal court in the Borough of Manhattan, and each of such parties stipulates that such appointment is irrevocable and coupled with an interest.

(c)             EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

11.           Further Assurances. Consumers, the 2014 Bond Issuer, the 2014 Bond Trustee, the 2014 Bond Servicer, the 2023 Bond Issuer, the 2023 Bond Trustee and the 2023 Bond Servicer agree to execute any and all agreements, instruments, financing statements, releases and other documents reasonably requested by any other party hereto in order to effectuate the intent of this Agreement. In each case where a release is to be given pursuant to this Agreement, the term “release” shall include any documents or instruments necessary to effect a release, as contemplated by this Agreement. All releases, subordinations and other instruments submitted to the executing party are to be prepared at the expense of Consumers.

12.           Beneficiaries. This Agreement is solely for the benefit of Consumers, the 2014 Bond Issuer, the 2014 Bond Trustee (individually and for the benefit of the holders of the securitization bonds issued under the 2014 Indenture), the 2014 Bond Servicer, the 2023 Bond Issuer, the 2023 Bond Trustee (individually and for the benefit of the holders of the securitization bonds issued under the 2023 Indenture) and the 2023 Bond Servicer, and no other person or entity shall have any rights, benefits, priority or interest under or because of the existence of this Agreement.

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13.           Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. The parties hereto agree that this Agreement may be electronically signed, that any digital or electronic signatures (including pdf, facsimile or electronically imaged signatures provided by DocuSign or any other digital signature provider as specified in writing to the 2014 Bond Trustee and the 2023 Bond Trustee) appearing on this Agreement are the same as handwritten signatures for the purposes of validity, enforceability and admissibility, and that delivery of any such electronic signature to, or a signed copy of, this Agreement may be made by facsimile, email or other electronic transmission.

14.           Bankruptcy Matters.

(a)             Notwithstanding any prior termination of this Agreement or the 2014 Indenture, each of the parties hereto hereby covenants and agrees that it shall not, prior to the date that is one year and one day after the termination of the 2014 Indenture and the payment in full of the securitization bonds issued under the 2014 Indenture, any other amounts owed under the 2014 Indenture, including, without limitation, any amounts owed to third-party credit enhancers or under any interest rate swap agreement, acquiesce, petition or otherwise invoke or cause the 2014 Bond Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the 2014 Bond Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the 2014 Bond Issuer or any substantial part of the property of the 2014 Bond Issuer, or ordering the winding up or liquidation of the affairs of the 2014 Bond Issuer.

(b)             Notwithstanding any prior termination of this Agreement or the 2023 Indenture, each of the parties hereto hereby covenants and agrees that it shall not, prior to the date that is one year and one day after the termination of the 2023 Indenture and the payment in full of the securitization bonds issued under the 2023 Indenture, any other amounts owed under the 2023 Indenture, including, without limitation, any amounts owed to third-party credit enhancers or under any interest rate swap agreement, acquiesce, petition or otherwise invoke or cause the 2023 Bond Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the 2023 Bond Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the 2023 Bond Issuer or any substantial part of the property of the 2023 Bond Issuer, or ordering the winding up or liquidation of the affairs of the 2023 Bond Issuer.

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15.           No Challenges. The 2023 Bond Trustee agrees that it will not (a) challenge the transfer of 2014 Bond Issuer Assets from Consumers to the 2014 Bond Issuer, whether on the grounds that such transfer was a disguised financing or a fraudulent conveyance or otherwise, so long as such transfer is carried out in all material respects in accordance with the 2014 Sale Agreement and related documents, or (b) assert that Consumers and the 2014 Bond Issuer should be substantively consolidated. The 2014 Bond Trustee agrees that it will not (i) challenge the transfer of 2023 Bond Issuer Assets from Consumers to the 2023 Bond Issuer, whether on the grounds that such transfer was a disguised financing or a fraudulent conveyance or otherwise, so long as such transfer is carried out in all material respects in accordance with the 2023 Sale Agreement and related documents, or (ii) assert that Consumers and the 2023 Bond Issuer should be substantively consolidated.

16.           Amendments. Notwithstanding any provision of this Agreement to the contrary, upon the entry by Consumers (a) into (i) an additional sale agreement providing for the sale by Consumers of additional securitization property to an issuer of additional securitization bonds pursuant to an additional financing order issued by the Michigan Public Service Commission and the pledge of such additional securitization property by such issuer to a trustee under an indenture pursuant to which such additional securitization bonds are issued and (ii) an additional servicing agreement providing for the servicing of such additional securitization property or (b) into a trade receivables purchase and sale agreement or similar arrangement under which it sells all or any portion of its accounts receivables owing from Michigan electric distribution customers, in either case, upon the written request of Consumers, the parties hereto agree to enter into an amended or replacement intercreditor agreement with the parties to such additional securitization property program or trade receivables or similar arrangement, as the case may be, having substantially the same terms and provisions as this Agreement or any other intercreditor agreement previously entered into by the 2014 Bond Issuer or the 2023 Bond Issuer upon (x) receipt by the 2014 Bond Trustee and the 2023 Bond Trustee of an opinion of counsel satisfactory to the 2014 Bond Trustee and the 2023 Bond Trustee to the effect that the substitution of such amended or replacement intercreditor agreement and such additional securitization property program and the related documentation will not adversely affect the rights and interest of the holders of the securitization bonds issued under the 2014 Indenture, the 2014 Bond Issuer, the 2014 Bond Trustee, the holders of the securitization bonds issued under the 2023 Indenture, the 2023 Bond Issuer or the 2023 Bond Trustee and (y) satisfaction of the 2014 Rating Agency Condition and the 2023 Rating Agency Condition.

17.           Notices. Unless otherwise specifically provided herein, all notices, directions, consents and waivers required under the terms and provisions of this Agreement shall be in writing, and any such notice, direction, consent or waiver may be given by United States first-class mail, reputable overnight courier service or facsimile or email transmission (confirmed by telephone, United States first-class mail or reputable overnight courier service in the case of notice by facsimile or email transmission) or any other customary means of communication, and any such notice, direction, consent or waiver shall be effective when delivered or transmitted, or if mailed, five days after deposit in the United States first-class mail with proper postage for first-class mail prepaid:

(a)             in the case of Consumers, at Consumers Energy Company, One Energy Plaza, Jackson, Michigan 49201; telephone: (517) 788-6749; email: Todd.Wehner@cmsenergy.com;

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(b)             in the case of the 2014 Bond Issuer, at Consumers 2014 Securitization Funding LLC, One Energy Plaza, Jackson, Michigan 49201; telephone: (517) 788-6749; email: Todd.Wehner@cmsenergy.com;

(c)             in the case of the 2014 Bond Trustee, at 240 Greenwich Street, Floor 7 East, New York, New York 10286, Attention: Global Client Services (ABS); telephone: (212) 815-2484; email: Jacqueline.Kuhn@bnymellon.com;

(d)             in the case of the 2023 Bond Issuer, at Consumers 2023 Securitization Funding LLC, One Energy Plaza, Jackson, Michigan 49201; telephone: (517) 788-6749; email: Todd.Wehner@cmsenergy.com;

(e)             in the case of the 2023 Bond Trustee, at 240 Greenwich Street, Floor 7 East, New York, New York 10286, Attention: Corporate Trust Administration; telephone: (212) 815-2484; email: Jacqueline.Kuhn@bnymellon.com;

(f)             in the case of Moody’s, at Moody’s Investors Service, Inc., 7 World Trade Center at 250 Greenwich Street, New York, New York 10007, Attention: ABS/RMBS Monitoring Department; telephone: (212) 553-0300; email concerning semiannual reports: servicerreports@moodys.com; email concerning this Agreement and the transactions contemplated hereby: ABSCORmonitoring@moodys.com; and

(g)             in the case of S&P, at S&P Global Ratings, a division of S&P Global Inc., 55 Water Street, New York, New York 10041, Attention: Structured Credit Surveillance; email: Servicer_reports@spglobal.com;

or, as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

18.           Waivers. No delay upon the part of any party to this Agreement in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any such party of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No waiver, amendment or other modification of, or consent with respect to, any provision of this Agreement shall be effective unless the same shall be in writing and shall be signed by each of the parties hereto.

19.           Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remainder of such provision (if any) or the remaining provisions hereof (unless such construction shall be unreasonable), and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

20.           Trustee Actions. In acting hereunder, the 2014 Bond Trustee shall have the rights, protections and immunities granted to it under the 2014 Indenture, and the 2023 Bond Trustee shall have the rights, protections and immunities granted to it under the 2023 Indenture.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

CONSUMERS ENERGY COMPANY,
Individually,
as 2014 Bond Servicer and
as 2023 Bond Servicer

By:
Name:
Title:

THE BANK OF NEW YORK MELLON,
as 2014 Bond Trustee

By:
Name:
Title:

THE BANK OF NEW YORK MELLON,
as 2023 Bond Trustee

By:
Name:
Title:

CONSUMERS 2014 SECURITIZATION FUNDING LLC

By:
Name:
Title:

CONSUMERS 2023 SECURITIZATION FUNDING LLC

By:
Name:
Title:

EXHIBIT A TO INTERCREDITOR AGREEMENT

Definitions

“2014 Securitization Charge” means “Securitization Charge” as defined in Appendix A to the 2014 Servicing Agreement.

“2014 Securitization Charge Collections” means “Securitization Charge Collections” as defined in Appendix A to the 2014 Servicing Agreement.

“2014 Securitization Property” means “Securitization Property” as defined in Appendix A to the 2014 Servicing Agreement.

“2014 Transferred Securitization Property” means 2014 Securitization Property that has been sold, assigned and/or transferred to Consumers 2014 Securitization Funding LLC pursuant to the 2014 Sale Agreement and the Bill of Sale (as defined in the 2014 Sale Agreement).

“2023 Securitization Charge” means “Securitization Charges” as defined in Appendix A to the 2023 Servicing Agreement.

“2023 Securitization Charge Collections” means “Securitization Charge Collections” as defined in Appendix A to the 2023 Servicing Agreement.

“2023 Securitization Property” means “Securitization Property” as defined in Appendix A to the 2023 Servicing Agreement.

“2023 Transferred Securitization Property” means 2023 Securitization Property that has been sold, assigned and/or transferred to Consumers 2023 Securitization Funding LLC pursuant to the 2023 Sale Agreement and the Bill of Sale (as defined in the 2023 Sale Agreement).

A-1

EXHIBIT B TO INTERCREDITOR AGREEMENT

2014 Servicing Agreement

See attached.

B-1

EXHIBIT C TO INTERCREDITOR AGREEMENT

2023 Servicing Agreement

See attached.

C-1